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                                                                   Exhibit 3.238

ARTICLES OF INCORPORATION
Stock (for profit)

Executed by the undersigned for the purpose of forming a Wisconsin for-profit corporation under Chapter 180 of the Wisconsin Statutes repealed and recreated by 1989 Wis. Act 303:

Article I.
Name of Corporation: EmCare of Wisconsin, Inc.

Article 2. (See FEE information on reverse) The corporation shall be authorized to issue 1,000 shares.

Article 3.
The street address of the initial registered office is: 901 South Whitney Way
                                                               Madison, WI 53711
(The complete address, including street and number, if assigned, and ZIP code. P.O. Box address may be included as part of the address but is insufficient alone.)

Article 4.
The name of the initial registered agent at the above registered office is: National Registered Agents, Inc.

Article 5. Other provisions (OPTIONAL):
See attached rider.

Article 6. Executed on April 9, 1998.
(date)

Name and complete address of each incorporator:
1) William F. Miller, III 2)
1717 Main Street
Suite 5200
Dallas, TX 75201

                                            /s/ William F. Miller, III
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(Incorporator Signature)                    (Incorporator Signature)
                                             William F. Miller, III

This document was drafted by Gibson, Dunn & Crutcher L.L.P.
DOCUMENT DRAFTED OUTSIDE OF WISCONSIN (name of individual required by law)

FILING FEE - $90.00 OR MORE
SEE REVERSE for Instructions, Suggestions, Filing Fees and Procedures

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Printed on Recycled Paper

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EXHIBIT A

Mandatory Redemption of Shares of Deceased. in the event that a shareholder of the corporation dies or becomes no longer qualified to own shares in the corporation, the corporation shall redeem all of the shares of Common Stock owned by said shareholder for a purchase price of $1.00 per share.

Preemptive Rights. No share shall bear any preemptive right of its shareholder to acquire additional shares.

No Cumulative Voting Rights. The holders of shares of each and every class and series in the corporation shall not be entitled to cumulative voting rights in the election of directors of the corporation, in any and all circumstances.

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